                    OFFICE OF THE COMPTROLLER OF THE CURRENCY


                             WASHINGTON, D.C. 20219



                                    FORM 8-K



                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                                October 26, 1999
                Date of Report (Date of earliest event reported)


                     THE PACIFIC BANK, NATIONAL ASSOCIATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  United States
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                 Not applicable
                            (COMMISSION FILE NUMBER)

                                   94-2865596
                      (IRS EMPLOYER IDENTIFICATION NUMBER)

                              351 California Street
                         San Francisco, California 94104
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (415) 576-2700
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




                          Page 1 of 4 sequential pages
                      (Exhibit Index is located on page 4)


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ITEM 5 - OTHER EVENTS

SIGNING OF MERGER AGREEMENT AND REDEMPTION OF RIGHTS AGREEMENT

         On September 21, 1999, The Pacific Bank, N.A. (the "Bank") entered into an Agreement and Plan of Reorganization with City National Corporation, a Delaware corporation ("CNC"). Under the terms of the merger agreement, CNC will acquire the Bank for cash, common stock of CNC or a combination of both valued at $29.00 per outstanding share of The Pacific Bank, N.A. common stock. Pursuant to the merger, the Bank will merge with and into City National Bank, a wholly owned subsidiary of CNC with City National Bank as the surviving association. The merger is subject to regulatory and shareholder approval and other conditions specified in the merger agreement.

         In conjunction with the signing of the merger agreement, the Bank's Board resolved to redeem the shareholder rights granted under the Rights Agreement dated November 5, 1996. While the redemption price per right for each share of common stock outstanding is $0.00005, the Bank's Board has determined that the minimum amount each shareholder would receive is $0.05. The redemption payment will be made on November 10, 1999 to shareholders of record on October 27, 1999.

                  A copy of the merger agreement is attached herein as Exhibit 1 and is incorporated herein in its entirety.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits


1. Agreement and Plan of Reorganization between City National Corporation and The Pacific Bank, N.A. dated September 21, 1999


                                       2
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  October 26, 1999                   THE PACIFIC BANK, N.A.

                                           By:       /S/ John P. Halicky
                                              -------------------------------
                                                   Name:  John P. Halicky
                                            Title: Executive Vice President and
                                                 Chief Financial Officer


                                       3
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                                  EXHIBIT INDEX


Exhibit No.       Description                                       Page No.
-----------       -----------                                       --------

1.                Agreement and Plan of Reorganization
                  between City National Corporation and
                  The Pacific Bank, N.A. dated
                  September 21, 1999                                 5 - 62


                                       4